UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 19, 2011

Date of Report (Date of earliest event reported)

NPS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23272	87-0439579
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

550 Hills Drive, 3rd Floor

Bedminster, NJ 07921

(Address of principal executive offices)

(908) 450-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.            Other Events.

On April 19, 2011, NPS Pharmaceuticals, Inc. (“NPS”) issued a press release announcing the closing of its previously announced public offering of 11,000,000 shares of its common stock.  Prior to the closing of the offering, Citigroup Global Markets Inc. and Leerink Swann LLC, acting as the joint book-running managers, Canaccord Genuity Inc. and Needham & Company, LLC acting as the senior co-managers and Brean Murray, Carret & Co., LLC, Summer Street Research Partners and ThinkEquity LLC acting as the junior co-managers, exercised in full their over-allotment option to purchase an additional 1,650,000 shares of NPS common stock.  The exercise of this option increased the size of the offering to an aggregate of 12,650,000 shares of NPS common stock.  NPS received proceeds of approximately $107 million from the offering, after deducting underwriting discounts and estimated offering expenses.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01.            Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
99.1	Press Release, dated April 19, 2011, issued by NPS Pharmaceuticals, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 19, 2011	NPS PHARMACEUTICALS, INC.

	By:	/s/ Edward Stratemeier
Edward Stratemeier Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated April 19, 2011, issued by NPS Pharmaceuticals, Inc.